U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                            SKYBRIDGE WIRELESS, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                         4899                  88-0391722
  (State or jurisdiction of    (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

     6565 Spencer Street, Suite 205, Las Vegas, Nevada 89119; (702) 897-8704 (Address and telephone number of Registrant's principal executive offices and principal place of business)

                 EMPLOYEE STOCK INCENTIVE PLAN FOR THE YEAR 2005
  NON-EMPLOYEE DIRECTORS AND CONSULTANTS RETAINER STOCK PLAN FOR THE YEAR 2005
                            (Full title of the Plans)

    James A. Wheeler, 6565 Spencer Street, Suite 205, Las Vegas, Nevada 89119
                     (Name and address of agent for service)

                                 (702) 897-8704
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
                                                                  Proposed maximum
Title of securities to    Amount to be      Proposed offering    aggregate offering      Amount of
   be registered           registered      price per share (1)         price         registration fee
------------------------------------------------------------------------------------------------------
Options to Purchase          160,000,000  $          0.002 (2)  $           320,000  $           40.54
  Common Stock,
  Common Shares
Underlying Options
------------------------------------------------------------------------------------------------------
   Common Stock               35,000,000  $          0.002 (3)  $            70,000  $            8.87
------------------------------------------------------------------------------------------------------
     Total                   195,000,000                        $           390,000  $           49.41
------------------------------------------------------------------------------------------------------
(1)  The  Offering  Price  is  used  solely  for  purposes  of  estimating  the registration  fee  pursuant  to  Rule  457(h)  promulgated  pursuant to the
     Securities  Act  of  1933.
(2)  This  Offering  Price  per  Share  is  established  pursuant  to the option exercise  price set forth in the Employee Stock Incentive Plan for the Year
     2005,  set  forth  in  Exhibit  4.1  to  this  Form  S-8.
(3)  This  Offering  Price per Share is established pursuant to the Non-Employee
     Directors  and  Consultants Retainer Stock Plan for the Year 2005 set forth in  Exhibit  4.2  to  this  Form  S-8.

                                     PART I

              Information Required in the Section 10(a) Prospectus

ITEM 1. PLAN INFORMATION.

     See Item 2 below.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                     PART II

               Information Required in the Registration Statement

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following are hereby incorporated by reference:

          (a) The Registrant's latest annual report on Form 10-KSB for the fiscal year ended December 31, 2004, filed on March 31, 2005, including the amendment filed on March 31, 2005.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above.

          (c) A description of the Registrant's securities contained in the Registration Statement on Form 10SB12G filed by the Registrant to register the common stock under the Securities Act, including all amendments filed for the purpose of updating such common stock description.

     All  documents  subsequently  filed  by the Registrant pursuant to Sections
13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not  applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our bylaws do not contain a provision entitling any director or executive officer to indemnification against its liability under the Securities Act. The Nevada Revised Statutes allow a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the Registrant. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

     Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of the Registrant may be indemnified against any cost, loss, or expense arising out of any liability under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

     The Nevada Revised Statutes, stated herein, provide further for permissive indemnification of officers and directors.

     "A.     NRS  78.7502.  Discretionary  and  mandatory  indemnification  of
             ------------
officers, directors, employees and agents: General provisions.

          "1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          "2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          "3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     "B.     NRS  78.751.  Authorization  required  for  discretionary
             -----------
indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

          "1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

               "(a)     By  the  stockholders;

               "(b)     By  the  board of directors by majority vote of a quorum
consisting  of directors who were not parties to the action, suit or proceeding;

               "(c)     If  a  majority vote of a quorum consisting of directors
who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

               "(d)     If a quorum consisting of directors who were not parties
to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          "2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

          "3.     The  indemnification and advancement of expenses authorized in
NRS 78.7502 or ordered by a court pursuant to this section:

               "(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

               "(b)     Continues  for a person who has ceased to be a director,
officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     "C.     NRS  78.752.  Insurance  and  other  financial arrangements against
             -----------
liability of directors, officers, employees and agents.

          "1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

          "2.     The  other  financial  arrangements  made  by  the corporation pursuant to subsection 1 may include the following:

               "(a)     The creation of a trust fund.

               "(b)     The establishment of a program of self-insurance.

               "(c)     The  securing  of  its  obligation of indemnification by
granting  a  security  interest  or other lien on any assets of the corporation.

               "(d) The establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

          "3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

          "4.     In  the  absence  of  fraud:

               "(a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

               "(b)     The  insurance  or  other  financial  arrangement:

                    "1.     Is  not  void  or  voidable;  and

                    "2. Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

          "5.     A  corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of the Nevada Revised Statutes."

     The Registrant, with approval of the Registrant's Board of Directors, may obtain directors' and officers' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not  applicable.

ITEM 8. EXHIBITS.

     The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 9. UNDERTAKINGS.

     The  undersigned  registrant  hereby  undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information

          (d) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on April 4, 2005.


                                     SKYBRIDGE  WIRELESS,  INC.


                                     By  /s/  James  A.  Wheeler
                                       -----------------------------------------
                                       James A. Wheeler, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                       Title                        Date
          ---------                       -----                        ----


     /s/ James A. Wheeler      Chief Executive Officer and        April 4, 2005
-----------------------------
      James A. Wheeler                   Director

     /s/ Jason Neiberger          President and Director          April 4, 2005
-----------------------------
      Jason Neiberger

     /s/ Kristine Neiberger    Secretary, Treasurer and Director  April 4, 2005
-----------------------------
      Kristine Neiberger

     /s/ Gene Crusie                     Director                 April 4, 2005
-----------------------------
      Gene Crusie

                                  EXHIBIT INDEX

EXHIBIT NO.            DESCRIPTION
-----------            -----------

4.1          Employee Stock Incentive Plan for the Year 2005
4.2          Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2005
5            Opinion Re: Legality
23.1         Consent of Accountants
23.2         Consent of Counsel